EXHIBIT 5.1




                                  July 28, 1998




Board of Directors
Watkins-Johnson Company
3333 Hillview Avenue
Palo Alto, CA 94304

         Re: Watkins-Johnson Company 1989
             Stock Option Plan For Nonemployee Directors


Gentlemen:

         In connection with the granting of options to purchase, up to 150,000 shares of common stock of Watkins-Johnson Company (the "Options") under the Watkins-Johnson Company 1989 Stock Option Plan for Nonemployee Directors (the "Plan"), I am of the opinion that the shares of common stock of Watkins-Johnson Company issuable upon exercise of the Options, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable shares of common stock, no par value, of Watkins-Johnson Company.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission with respect to the Options and the 150,000 shares of common stock of Watkins-Johnson Company issuable upon exercise thereof as under each Option.



                                                     Very truly yours,

                                                     /s/ James G. Leathers, Jr.
                                                     --------------------------

                                                     James G. Leathers, Jr.

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